Kingstone Reports Preliminary Record Fourth Quarter
and Full Year 2025 Results

Strongest Quarterly and Annual Results in Company History
Q4 GAAP Net Combined Ratio in the range of 64% to 66% | Q4 Operating net income per diluted share1 in the range of $1.03 to $1.08 | Q4 ROE in the range of 49% to 51%
Schedules Fourth Quarter Earnings Conference Call on Friday, March 6, at 8:30am ET

KINGSTON, NY – February 4, 2026 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today reported preliminary financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter Preliminary Results*	Q4 2025	Q4 2024	Q4 Δ
Direct Premiums Written[1]	$83M	$73M	14%
GAAP Net Combined Ratio	64%-66%	79%	(15-13) pts
Net Income per Diluted Share	$0.98-$1.03	$0.40	145%-158%
Operating Net Income per Diluted Share[1]	$1.03-$1.08	$0.46	124%-135%
Return on Equity (ROE)	49%-51%	34%	15-17 pts

FY 2025 Preliminary Results*	FY 2025	FY 2024	FY Δ
Direct Premiums Written[1]	$278M	$242M	15%
GAAP Net Combined Ratio	75%-77%	80%	(5-3) pts
Net Income per Diluted Share	$2.80-$2.88	$1.48	89%-95%
Operating Net Income per Diluted Share[1]	$2.71-$2.79	$1.45	87%-92%
Return on Equity (ROE)	41%-43%	36%	5-7 pts
*Fourth quarter and full year 2025 results are estimated and unaudited.  See “Disclaimer and Forward-Looking Statements” in this press release. Components may not sum due to rounding.
(1) These measures are not based on GAAP; definitions and reconciliations to the most directly comparable GAAP measures are below.  Refer to section entitled "Definitions and Non-GAAP Measures" included in this press release.

Management Commentary
Meryl Golden, President and Chief Executive Officer of Kingstone, stated, "Our most profitable quarter in history closed out our most profitable year in history. I’m pleased to report that our preliminary results for the full year outperformed the 2025 guidance that we issued during the third quarter of 2025. Our direct written premium growth for the fourth quarter and full year of 2025 of 14% and 15%, respectively, coupled with our exceptional underwriting profit both for the quarter and for the full year of 2025 demonstrates the durability of the platform we have built.
"We are proud of our continued service to producers and policyholders in Downstate New York even when other carriers have withdrawn or restricted writing in this market. Throughout 2025, we benefited from low catastrophe losses and continued improvement in our property frequency driven by risk selection in our Select product, which now represents 57% of policies in force (up from 45% one year ago).  During the quarter we also recognized the benefit from continued improvements in our claims operations, where faster cycle times are providing earlier visibility into ultimate property claims cost.
“We have built a foundation with the Select product, our exceptional claims organization, strong data analytics, enhanced investment management and our low-cost expense structure that positions Kingstone for its next phase: continued profitable growth in New York along with measured expansion into new markets to achieve our 2029 goal of $500M in premium. We look forward to sharing more about these plans, comprehensive results and increased 2026 guidance on our upcoming earnings call.”

Earnings Conference Call
The Company will host its earnings conference call on Friday, March 6, 2026, at 8:30am ET to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2025, followed by a question-and-answer period. The conference call details are as follows:

  Date: Friday, March 6, 2026
  Time: 8:30 am ET
  Toll-Free Dial-in 1-877-407-2991
  International Dial-in 1-201-389-0925

The conference call will also be available for replay in the Events section of the Company’s website at www.kingstonecompanies.com.

Definitions and Non-GAAP Measures
Direct premiums written represent the total premiums charged on policies issued by the Company during the respective fiscal period.  Net premiums earned, the GAAP measure most comparable to direct written premiums, are net premiums written (i.e., direct premiums written less premiums ceded to reinsurers) that are pro-rata earned during the fiscal period presented. All of the Company’s policies are written for a twelve-month period. Management uses direct premiums written, along with other measures, to gauge the Company’s performance and evaluate results.  Direct premiums written are provided as supplemental information, not as a substitute for net premiums earned, and do not reflect the Company’s net premiums earned.
The table below reconciles preliminary direct premiums written growth to preliminary net premiums earned growth for the periods presented:

Operating net income per diluted share is net income per diluted share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income per diluted share is the GAAP measure most closely comparable to operating net income per diluted share.
Management uses operating net income per diluted share, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income per diluted share is provided as supplemental information, not as a substitute for net income per diluted share and does not reflect the Company’s overall profitability. The difference between the range of $0.98 to $1.03 for net income per diluted share and the range of $1.03 to $1.08 of operating net income per diluted share in the fourth quarter of 2025 is net losses on investments, net of tax of $0.05 per diluted share. The difference between the range of $2.80 to $2.88 for net income per diluted share and the range of $2.71 to $2.79 of operating net income per diluted share for the full year of 2025 is net gains (losses) on investments and gain on sale of real estate, net of tax of $0.09 per diluted share.
Disclaimer and Forward-Looking Statements
The estimated, unaudited financial results indicated above are based on information available as of February 4, 2026, remain subject to change based on management's ongoing review of the Company’s fourth quarter results and are forward-looking statements (see below). The actual results may be materially different and are affected by the risk factors and uncertainties identified in Kingstone's annual and quarterly filings with the Securities and Exchange Commission.
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024.
The risks and uncertainties include, without limitation, the following:
  the risk of significant losses from catastrophes and severe weather events;
  risks related to the lack of a financial strength rating from A.M. Best;
  risks related to limitations on the ability of our insurance subsidiary to pay dividends to us;
  adverse capital, credit and financial market conditions;
  risks related to volatility in net investment income;
  the unavailability of reinsurance at current levels and prices;
  the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
  the credit risk of our reinsurers;
  the inability to maintain the requisite amount of risk-based capital needed to grow our business;
  the effects of climate change on the frequency or severity of weather events and wildfires;
  risks related to the limited market area of our business;
  risks related to a concentration of business in a limited number of producers;
  legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
  limitations with regard to our ability to pay dividends;
  the effects of competition in our market areas;
  our reliance on certain key personnel;
  risks related to security breaches or other attacks involving our computer systems or those of our vendors; and
  our reliance on information technology and information systems.
Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Kingstone Companies, Inc.
Kingstone is a Northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. Kingstone delivers tailored homeowners insurance solutions through its sophisticated product suite, Select, supported by a scalable and efficient operating platform that enables the Company to pursue significant market opportunities and strategic expansion. KICO was the 12th largest writer of homeowners insurance in New York in 2024 and is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

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